Exhibit 99.2 First Quarter 2020 Earnings Results Presentation April 15, 2020Exhibit 99.2 First Quarter 2020 Earnings Results Presentation April 15, 2020

COVID-19 Firm Response

Our response to COVID-19 reinforces our core values of partnership, client service, integrity, and excellence

Employees and Vendors

- Activated global **Business Continuity Plan**, with **~98% of global employees** working remotely
- Extended **10 days of family leave** to our people globally to care for family members due to COVID-19 related illness or childcare needs
- Introduced **telemedicine** benefit to employees and covered dependents; **waiving all costs for 2020**
- Providing access to **global patient advocacy teams** to help employees and their families gain access to appropriate care for COVID-19
- Partnering with our vendors to ensure that workers dedicated to Goldman Sachs continue to receive **their full pay and benefits**, even if their shifts are temporarily reduced or eliminated
- Launched **virtual volunteer opportunities** for our people to support their communities remotely
- **Honoring the full financial commitment** to our 2,800 summer interns who will have a truncated program

Clients

- Announced a **COVID-19 Customer Assistance Program**, giving customers in our Consumer business the flexibility to:
  - Defer a Marcus loan or Apple Card payment for up to two months **at no cost to customers**
  - Access funds in Marcus CDs early with **no penalty**
- Leveraging digital banking model to provide **uninterrupted customer service**, including rapid response times through virtual call centers
- Continuing to provide savings products with **attractive interest rates**
- Led **$15+ billion of "Fight COVID-19"** bonds
- Funded **$19 billion** of loans to corporate clients
- Bookrunner on **$200+ billion** of total investment grade issuance in Q1
- Working in **partnership** with central banks, governments, and regulators to support financial system

Communities

- Announced a **$550 million commitment to COVID-19 relief efforts** including:
  - **$500 million of emergency loan capital** for underserved small businesses through Community Development Financial Institutions (CDFIs) and other mission-driven lenders across the US
  - **$25 million in grants to CDFIs** and mission-driven lending partners to enable them to hire necessary staff and set up additional operations
  - **$30 million COVID-19 relief effort**
  - Announced city / state specific **COVID-19 public-private partnerships** in New York, Texas, Ohio, Rhode Island, Chicago, Baltimore
- Launched a U.S. Small Business Resource Center and emergency coaching sessions to **10,000 Small Businesses** and **10,000 Women** graduates
- Donated over **2.5 million surgical masks** and **700,000 N95 masks** across the U.S. and Europe
- Working with the NHS to deliver **technical and data support** related to the spread of COVID-19

1

Results Snapshot Net Revenues EPS Net Earnings $8.74 billion $1.21 billion 1Q20 1Q20 $3.11 1Q20 1 1 Annualized ROE 1Q20 Book Value Annualized ROTE $228.21 BVPS 5.7% 1Q20 1Q20 6.0% 1 TBVPS $214.69 Highlights Strong quarterly Investment Banking net revenues Continued growth in Consumer & Wealth Management net revenues 2 $12 billion increase in quarterly consumer deposits #1 in Announced and Completed M&A 3 4 Strong quarterly Global Markets net revenues Highly liquid balance sheet with average GCLA of $243 billion 2Results Snapshot Net Revenues EPS Net Earnings $8.74 billion $1.21 billion 1Q20 1Q20 $3.11 1Q20 1 1 Annualized ROE 1Q20 Book Value Annualized ROTE $228.21 BVPS 5.7% 1Q20 1Q20 6.0% 1 TBVPS $214.69 Highlights Strong quarterly Investment Banking net revenues Continued growth in Consumer & Wealth Management net revenues 2 $12 billion increase in quarterly consumer deposits #1 in Announced and Completed M&A 3 4 Strong quarterly Global Markets net revenues Highly liquid balance sheet with average GCLA of $243 billion 2

Macro Perspectives

Economic Fundamentals

Near-Term Contraction		
GDP Growth: 2020 | 2021	U.S. -6.2% | +5.5%	Global -2.5% | +6.6%
Rapid Shift in Sentiment and Fundamentals		
Rising Unemployment	Lower Consumer & Business Confidence	Expected GDP Rebound as Economy Reopens

Macro Factors

- Opened the Quarter with Strong Economic Forecast
- COVID-19 Outbreak & Resulting Economic Shock
- Unprecedented Monetary and Fiscal Response

Evolving Operating Backdrop with Significant Volatility in Latter Half of the Quarter

Positive Markets in January/February	Pronounced Equity & Credit Market Reactions in March	Volatility & Volumes Jump	Significant Central Bank Support
S&P 500 +5% (Jan 1 - Feb 19) Reaching an All-Time High	U.S. HY Z-Spread: +375bps QoQ U.S. IG Z-Spread: +150bps QoQ S&P 500: -20% QoQ	VIX: +290% QoQ U.S. Cash Equity Volumes: +45% YoY	Rate Cuts, Funding Programs, and Open-Market Operations

Goldman Sachs remains well-positioned to help our clients navigate these volatile markets

2020 and 2021 estimated real gross domestic product (GDP) growth per Goldman Sachs Research.

3

Financial Overview

Goldman Sachs

Financial Results

$ in millions, except per share amounts	1Q20	vs. 4Q19	vs. 1Q19
Investment Banking	$ 2,184	6%	25%
Global Markets	5,163	48%	28%
Asset Management	-96	N.M.	N.M.
Consumer & Wealth Management	1,492	6%	21%
Net revenues	$ 8,743	-12%	-1%
Provision for credit losses	937	179%	N.M
Operating expenses	6,458	-12%	10%
Pre-tax earnings	1,348	-42%	-50%
Net earnings	1,213	-37%	-46%
Net earnings to common	$ 1,123	-35%	-49%
Diluted EPS	$ 3.11	-34%	-46%
ROE[1]	5.7%	-3.0pp	-5.4pp
ROTE[1]	6.0%	-3.2pp	-5.7pp

Financial Overview Highlights

- During the quarter, the firm successfully executed on its Business Continuity Planning strategy amid the global COVID-19 pandemic, providing clients with advice, execution and liquidity. The firm generated $8.74 billion in quarterly net revenues during the first quarter of 2020, reflecting strength in franchise activity
- 1Q20 net revenues were essentially unchanged YoY, reflecting significantly lower net revenues in Asset Management, largely offset by significantly higher net revenues in Global Markets, Investment Banking and Consumer & Wealth Management
- 1Q20 provision for credit losses were significantly higher YoY, reflecting the challenging economic environment, loan growth and the impact of accounting for credit losses under the CECL standard[5]
- 1Q20 operating expenses increased YoY, primarily due to significantly higher expenses related to brokerage, clearing, exchange and distribution fees, higher net provisions for litigation and regulatory proceedings, and higher expenses related to consolidated investments

4

Investment Banking

Financial Results

$ in millions	1Q20	vs. 4Q19	vs. 1Q19
Financial advisory	$ 781	-9%	-11%
Equity underwriting	378	-%	44%
Debt underwriting	583	-3%	21%
Underwriting	961	-2%	29%
Corporate lending	442	91%	N.M.
Net revenues	2,184	6%	25%
Provision for credit losses	622	N.M.	N.M.
Operating expenses	1,169	-29%	16%
Pre-tax earnings	$ 393	19%	-40%
Net earnings	$ 354	26%	-35%
Net earnings to common	$ 343	33%	-36%
Average common equity	$ 11,308	1%	-2%
Return on average common equity	12.1%	+2.9pp	-6.5pp

Investment Banking Highlights

- 1Q20 net revenues were significantly higher YoY
  - Financial advisory net revenues were lower, reflecting a decrease in industry-wide completed mergers and acquisitions transactions
  - Underwriting net revenues were significantly higher, reflecting higher net revenues from IPOs and convertible offerings, as well as asset-backed and leveraged finance activity
  - Corporate lending net revenues were significantly higher, due to significantly higher net revenues related to relationship lending activities, reflecting the impact of changes in credit spreads on hedges
- Remained ranked #1 in worldwide announced and completed M&A for the year-to-date[2]
- Overall backlog[3] decreased QoQ, reflecting decreases in advisory and debt underwriting backlog, partially offset by an increase in equity underwriting backlog; backlog increased YoY

Investment Banking Net Revenues ($ in millions)



$1,746
$128
$482
$262
$874
$1,948
$187
$514
$476
$771
$1,841
$254
$524
$366
$697
$2,064
$232
$599
$378
$855
$2,184
$442
$583
$378
$781
1Q19
2Q19
3Q19
4Q19
1Q20
Financial advisory
Equity underwriting
Debt underwriting
Corporate lending

5

Global Markets - FICC

Goldman Sachs

Financial Results

$ in millions	1Q20	vs. 4Q19	vs. 1Q19
FICC intermediation	$ 2,537	84%	36%
FICC financing	432	12%	18%
FICC	2,969	68%	33%
Equities intermediation	1,528	56%	32%
Equities financing	666	-9%	4%
Equities	2,194	28%	22%
Net revenues	5,163	48%	28%
Provision for credit losses	68	N.M.	N.M.
Operating expenses	2,847	-6%	4%
Pre-tax earnings	$ 2,248	N.M.	74%
Net earnings	$ 2,023	N.M.	89%
Net earnings to common	$ 1,964	N.M.	93%
Average common equity	$ 39,797	4%	-2%
Return on average common equity	19.7%	+17.3pp	+9.7pp

FICC Highlights

- 1Q20 net revenues were significantly higher YoY
  - — FICC intermediation net revenues were significantly higher, reflecting significantly higher net revenues in currencies and credit products, higher net revenues in commodities and slightly higher net revenues in interest rate products, partially offset by significantly lower net revenues in mortgages
  - — FICC financing net revenues were higher, driven by repurchase agreements
- 1Q20 operating environment was characterized by strong client activity, particularly in interest rate products, currencies and credit products, and higher levels of volatility, while interest rates decreased and credit spreads widened during the quarter

FICC Net Revenues ($ in millions)



$2,238
$366
$1,872
$1,702
$262
$1,440
$1,679
$364
$1,315
$1,769
$387
$1,382
$2,969
$432
$2,537
1Q19
2Q19
3Q19
4Q19
1Q20
Intermediation
Financing

6

Global Markets - Equities

Financial Results

$ in millions		1Q20	vs. 4Q19	vs. 1Q19
FICC intermediation	$	2,537	84%	36%
FICC financing		432	12%	18%
FICC		2,969	68%	33%
Equities intermediation		1,528	56%	32%
Equities financing		666	-9%	4%
Equities		2,194	28%	22%
Net revenues		5,163	48%	28%
Provision for credit losses		68	N.M.	N.M.
Operating expenses		2,847	-6%	4%
Pre-tax earnings	$	2,248	N.M.	74%
Net earnings	$	2,023	N.M.	89%
Net earnings to common	$	1,964	N.M.	93%
Average common equity	$	39,797	4%	-2%
Return on average common equity		19.7%	+17.3pp	+9.7pp

Equities Highlights

- 1Q20 net revenues were significantly higher YoY
  - — Equities intermediation net revenues were significantly higher, driven by strength in derivatives; worked with clients to navigate the more volatile and dislocated market backdrop
  - — Equities financing net revenues were slightly higher, reflecting higher average customer balances
- 1Q20 operating environment was characterized by strong client activity, higher levels of volatility and lower global equity prices, compared with 4Q19

Equities Net Revenues ($ in millions)



$1,802
$2,014
$1,864
$1,711
$2,194
$641
$860
$784
$732
$666
$1,161
$1,154
$1,080
$979
$1,528
1Q19
2Q19
3Q19
4Q19
1Q20
Intermediation
Financing

7

Asset Management

Goldman Sachs

Financial Results

$ in millions	1Q20	vs. 4Q19	vs. 1Q19
Management and other fees	$ 640	-4%	5%
Incentive fees	154	N.M.	N.M.
Equity investments	-22	N.M.	N.M.
Lending and debt investments	-868	N.M.	N.M.
Net revenues	-96	N.M.	N.M.
Provision for credit losses	79	-34%	N.M.
Operating expenses	1,198	-7%	9%
Pre-tax earnings	$ -1,373	N.M.	N.M.
Net earnings	$ -1,236	N.M.	N.M.
Net earnings to common	$ -1,250	N.M.	N.M.
Average common equity	$ 21,156	-8%	4%
Return on average common equity	-23.6%	-45.6pp	-34.4pp

Asset Management Highlights

- 1Q20 net revenues were significantly lower YoY, as macroeconomic concerns resulting from the challenging operating environment led to decreased global equity prices, wider credit spreads and uncertainty in the economic outlook
  - Management and other fees from our institutional and third-party distribution asset management clients were higher, reflecting higher average AUS, partially offset by a lower average effective fee due to shifts in the mix of client assets and strategies
  - Incentive fees were significantly higher, driven by harvesting
  - Equity investments results reflected net gains from pending and completed sales of ~$775 million and operating net revenues from consolidated investment entities of ~$200 million, offset by mark-downs on our private equity portfolio of ~$500 million and mark-to-market net losses on our public equity portfolio of ~$500 million
  - Lending and debt investments results reflected significant net losses across debt securities

Asset Management Net Revenues ($ in millions)



$1,793
$351
$805
$30
$607
$2,548
$351
$1,499
$31
$667
$1,621
$341
$596
$24
$660
$3,003
$427
$1,865
$45
$666
-$96
$154
$640
-$22
-$868
1Q19
2Q19
3Q19
4Q19
1Q20
Management and other fees
Incentive fees
Equity investments
Lending and debt investments

8

Asset Management – Asset Mix

Equity Investments Asset Mix[4]

$ in billions	1Q20	4Q19
Public equity	$ 2	$ 2
Private equity	19	20
Total	**$ 21**	$ 22

$ in billions	1Q20	4Q19
Corporate	$ 16	$ 17
Real estate	5	5
Total	**$ 21**	$ 22

1Q20 Vintage



2017–Present 27%
2013 or Earlier 36%
2014 – 2016 37%

- In addition, the firm's consolidated investment entities[6] have a carrying value of $19 billion, funded with liabilities of approximately $11 billion, substantially all of which were nonrecourse

Lending and Debt Investments Asset Mix[4]

$ in billions	1Q20	4Q19
Debt securities	$ 13	$ 15
Loans	16	17
Total	**$ 29**	$ 32

$ in billions	1Q20	4Q19
Amortized cost	$ 12	$ 13
Fair value	17	19
Total	**$ 29**	$ 32

1Q20 Loans



Unsecured 14%
Secured 86%

1Q20 Loans and Debt securities



Real estate 38%
Corporate 62%

9

Consumer & Wealth Management

Financial Results

$ in millions	1Q20	vs. 4Q19	vs. 1Q19
Management and other fees	$ 959	-1%	21%
Incentive fees	69	N.M.	146%
Private banking and lending	182	-6%	-10%
Wealth management	1,210	3%	18%
Consumer banking	282	24%	39%
Net revenues	1,492	6%	21%
Provision for credit losses	168	39%	38%
Operating expenses	1,244	-5%	23%
Pre-tax earnings	$ 80	N.M.	-18%
Net earnings	$ 72	N.M.	-11%
Net earnings to common	$ 66	N.M.	-15%
Average common equity	$ 7,002	-3%	20%
Return on average common equity	3.8%	+5.1pp	-1.5pp

Consumer & Wealth Management Highlights

- 1Q20 net revenues were significantly higher YoY
  - Wealth management net revenues were higher, due to significantly higher Management and other fees, primarily reflecting higher average AUS and higher transaction volumes, and higher Incentive fees
  - Consumer banking net revenues were higher, driven by higher net interest income, primarily reflecting an increase in deposit balances and credit card loans
- Continued to scale the digital consumer deposit platforms, as consumer deposits increased by a record $12 billion in 1Q20 to $72 billion[4]
- The firm announced support to Marcus and Apple Card consumers by offering flexibility to defer payments without incurring any charges

Consumer & Wealth Management Net Revenues ($ in millions)



$1,228
$203
$203
$28
$794
$1,249
$216
$187
$13
$833
$1,318
$217
$199
$21
$881
$1,408
$228
$194
$19
$967
$1,492
$282
$182
$69
$959
1Q19
2Q19
3Q19
4Q19
1Q20
Management and other fees
Incentive fees
Private banking and lending
Consumer banking

10

Firmwide Assets Under Supervision

Firmwide Assets Under Supervision[3,4]

By Segment

$ in billions		1Q20		4Q19		1Q19	vs. 4Q19	vs. 1Q19
Asset Management	$	1,309	$	1,298	$	1,117	1%	17%
Consumer & Wealth Management		509		561		482	-9%	6%
Firmwide AUS	$	**1,818**	$	1,859	$	1,599	-2%	14%

By Asset Class

$ in billions		1Q20		4Q19		1Q19	vs. 4Q19	vs. 1Q19
Alternative investments	$	178	$	185	$	172	-4%	3%
Equity		335		423		335	-21%	-%
Fixed income		771		789		717	-2%	8%
Long-term AUS		1,284		1,397		1,224	-8%	5%
Liquidity products		534		462		375	16%	42%
Firmwide AUS	$	**1,818**	$	1,859	$	1,599	-2%	14%

Long-Term AUS Net Flows[3,4,7] ($ in billions)



$20
$17
$69
$2
$1
1Q19
2Q19
3Q19
4Q19
1Q20

Assets Under Supervision Highlights[3,4]

- Firmwide AUS decreased $41 billion during the quarter to $1.82 trillion, including Consumer & Wealth Management decreasing $52 billion and Asset Management AUS increasing $11 billion
  - Net market depreciation of $114 billion, primarily in equity assets
  - Liquidity products net inflows of $72 billion
  - Long-term net inflows of $1 billion
- Over past five years, total cumulative organic long-term AUS net inflows of ~$190 billion

1Q20 AUS Mix[3,4]



Asset Class
Distribution Channel
Region
Vehicle
10%
Alternative investments
19%
Equity
29%
Liquidity products
42%
Fixed income
28%
Wealth management
36%
Third-party distributed
36%
Institutional
9%
Asia
14%
EMEA
77%
Americas
11%
Private funds and other
34%
Public funds
55%
Separate accounts

11

Net Interest Income and Loans

Net Interest Income by Segment ($ in millions)



$1,218
$1,065
$1,313
$395
$147
$557
$119
$444
$165
$314
$142
$493
$171
$511
$138
1Q19
4Q19
1Q20
Investment Banking
Global Markets
Asset Management
Consumer & Wealth Management

Loans[4]

$ in billions	1Q20		4Q19		1Q19	
Corporate	$	68	$	46	$	45
Commercial real estate		17		17		15
Residential real estate		4		7		7
Real estate		21		24		22
Wealth management		29		28		24
Consumer		5		5		5
Credit cards		2		2		-
Other		6		5		4
Allowance for loan and lease losses		(3)		(1)		(1)
Total Loans	$	128	$	109	$	99

Net Interest Income Highlights

- 1Q20 net interest income increased $95 million YoY
- The YoY increase in net interest income reflects the continued shift to lower cost deposit funding from wholesale funding

Loan Highlights

- Total loans increased $19 billion, up 17% QoQ, reflecting draws on committed corporate lines
- Provision for credit losses was $937 million for 1Q20, significantly higher YoY, primarily due to significantly higher provisions related to corporate loans as a result of continued pressure in the energy sector and the impact of COVID-19 on the broader economic environment. In addition, 1Q20 included provisions related to growth in corporate loans and credit card loans, and the impact of accounting for credit losses under the CECL standard[5]
- Allowance for credit losses was $3.20 billion as of March 31, 2020
- 1Q20 annualized firmwide net charge-off rate was 0.5%

12

Expenses

Financial Results

$ in millions		1Q20	vs. 4Q19	vs. 1Q19
Compensation and benefits	$	3,235	6%	-1%
Brokerage, clearing, exchange and distribution fees		975	20%	28%
Market development		153	-24%	-17%
Communications and technology		321	4%	12%
Depreciation and amortization		437	-6%	19%
Occupancy		238	-25%	6%
Professional fees		347	-5%	16%
Other expenses		752	-58%	56%
Total operating expenses	$	6,458	-12%	10%
Provision for taxes	$	135	-67%	-71%
Effective Tax Rate		*10.0%*		

Expense Highlights

- 1Q20 total operating expenses increased YoY, reflecting:
  - — Higher non-compensation expenses, which included:
    - Significantly higher expenses related to brokerage, clearing, exchange and distribution fees, reflecting an increase in activity levels
    - Higher net provisions for litigation and regulatory proceedings
    - Higher expenses related to consolidated investments, including impairments
    - Remainder of the increase primarily attributable to higher expenses related to technology, professional fees and the firm's credit card activities, and expenses related to the consolidation of United Capital, partially offset by lower market development expenses
  - — Compensation and benefits expenses were essentially unchanged
- 1Q20 effective income tax rate of 10.0%, down from the full year rate of 20.0% for 2019, primarily due to tax benefits on the settlement of employee share-based awards and the impact of lower pre-tax earnings on permanent tax benefits in 1Q20

Efficiency Ratio[3]



67%
74%
1Q19
1Q20

13

Capital and Balance Sheet

Goldman Sachs

Capital[3,4]

$ in billions	1Q20	4Q19	1Q19
Common equity tier 1 (CET1) capital	$ 74.6	$ 74.9	$ 74.7
Standardized RWAs	$ 595	$ 564	$ 544
Standardized CET1 capital ratio	12.5%	13.3%	13.7%
Advanced RWAs	$ 606	$ 545	$ 557
Advanced CET1 capital ratio	12.3%	13.7%	13.4%
Supplementary leverage ratio	5.9%	6.2%	6.4%

Selected Balance Sheet Data[4]

$ in billions	1Q20	4Q19	1Q19
Total assets	$ 1,090	$ 993	$ 925
Deposits	220	190	164
Unsecured long-term borrowings	226	207	224
Shareholders' equity	92	90	90
Average GCLA[3]	243	237	234

Capital and Balance Sheet Highlights

- Both Standardized and Advanced CET1 ratios decreased QoQ
  - Increase in both Standardized and Advanced RWAs reflected higher market and credit RWAs driven by market volatility and increased exposure
  - Decrease in CET1 capital reflected common stock repurchases and dividends in excess of net earnings
- Returned $2.38 billion of capital to common shareholders during the quarter
  - Paid $449 million in common stock dividends
  - Repurchased 8.2 million shares of common stock, for a total cost of $1.93 billion[3]
- The firm's balance sheet increased $97 billion QoQ, reflecting client demand
  - Maintained highly liquid balance sheet as GCLA[3] averaged $243 billion[4] for 1Q20
  - Deposits increased $30 billion QoQ, reflecting an increase in consumer, institutional and transaction banking deposits
- BVPS increased 4.4% QoQ, primarily due to debt valuation adjustment

Book Value

In millions, except per share amounts	1Q20	4Q19	1Q19
Basic shares[3]	355.7	361.8	378.2
Book value per common share	$ 228.21	$ 218.52	$ 209.07
Tangible book value per common share[1]	$ 214.69	$ 205.15	$ 198.25

14

Cautionary Note Regarding Forward-Looking Statements This presentation contains “forward-looking statements” within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements are not historical facts, but instead represent only the firm’s beliefs regarding future events, many of which, by their nature, are inherently uncertain and outside of the firm’s control. It is possible that the firm’s actual results, financial condition and liquidity may differ, possibly materially, from the anticipated results, financial condition and liquidity indicated in these statements. For information about some of the risks and important factors that could affect the firm’s future results, financial condition and liquidity and the forward-looking statements below, see Item 8.01 of the firm’s Report on Form 8-K dated April 15, 2020 and “Risk Factors” in Part I, Item 1A of the firm’s Annual Report on Form 10-K for the year ended December 31, 2019. Information regarding the firm’s assets under supervision, capital ratios, risk-weighted assets, supplementary leverage ratio, balance sheet data and global core liquid assets (GCLA) consists of preliminary estimates. These estimates are forward-looking statements and are subject to change, possibly materially, as the firm completes its financial statements. Statements regarding (i) estimated GDP growth, (ii) the impact of the COVID-19 pandemic on our business, results, financial position and liquidity, (iii) the timing and profitability of business initiatives and the achievability of medium- and long-term targets and goals, (iv) the future state of the firm’s liquidity and regulatory capital ratios, (v) the firm’s prospective capital distributions, (vi) the firm’s future effective income tax rate, and (vii) the firm’s investment banking transaction backlog are forward-looking statements. Statements regarding estimated GDP growth are subject to the risk that actual GDP growth may differ, possibly materially, due to, among other things, changes in general economic conditions. Statements about the effects of the COVID-19 pandemic on the firm’s business, results, financial position and liquidity are subject to the risk that the actual impact may differ, possibly materially, from what is currently expected. Statements about the timing and benefits of business initiatives and the achievability of medium and long-term targets and goals are based on the firm’s current expectations regarding our ability to implement these initiatives and achieve these targets and goals and may change, possibly materially, from what is currently expected. Statements about the future state of the firm’s liquidity and regulatory capital ratios, as well as its prospective capital distributions, are subject to the risk that the firm’s actual liquidity, regulatory capital ratios and capital distributions may differ, possibly materially, from what is currently expected. Statements about the firm’s future effective income tax rate are subject to the risk that the firm’s future effective income tax rate may differ from the anticipated rate indicated, possibly materially, due to, among other things, changes in the firm’s earnings mix or profitability, the entities in which the firm generates profits and the assumptions made in forecasting the firm’s expected tax rate, and potential future guidance from the U.S. IRS. Statements about the firm’s investment banking transaction backlog are subject to the risk that transactions may be modified or not completed at all and associated net revenues may not be realized or may be materially less than those currently expected. Important factors that could have such a result include, for underwriting transactions, a decline or weakness in general economic conditions, an outbreak of hostilities, volatility in the securities markets or an adverse development with respect to the issuer of the securities and, for financial advisory transactions, a decline in the securities markets, an inability to obtain adequate financing, an adverse development with respect to a party to the transaction or a failure to obtain a required regulatory approval. 15Cautionary Note Regarding Forward-Looking Statements This presentation contains “forward-looking statements” within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements are not historical facts, but instead represent only the firm’s beliefs regarding future events, many of which, by their nature, are inherently uncertain and outside of the firm’s control. It is possible that the firm’s actual results, financial condition and liquidity may differ, possibly materially, from the anticipated results, financial condition and liquidity indicated in these statements. For information about some of the risks and important factors that could affect the firm’s future results, financial condition and liquidity and the forward-looking statements below, see Item 8.01 of the firm’s Report on Form 8-K dated April 15, 2020 and “Risk Factors” in Part I, Item 1A of the firm’s Annual Report on Form 10-K for the year ended December 31, 2019. Information regarding the firm’s assets under supervision, capital ratios, risk-weighted assets, supplementary leverage ratio, balance sheet data and global core liquid assets (GCLA) consists of preliminary estimates. These estimates are forward-looking statements and are subject to change, possibly materially, as the firm completes its financial statements. Statements regarding (i) estimated GDP growth, (ii) the impact of the COVID-19 pandemic on our business, results, financial position and liquidity, (iii) the timing and profitability of business initiatives and the achievability of medium- and long-term targets and goals, (iv) the future state of the firm’s liquidity and regulatory capital ratios, (v) the firm’s prospective capital distributions, (vi) the firm’s future effective income tax rate, and (vii) the firm’s investment banking transaction backlog are forward-looking statements. Statements regarding estimated GDP growth are subject to the risk that actual GDP growth may differ, possibly materially, due to, among other things, changes in general economic conditions. Statements about the effects of the COVID-19 pandemic on the firm’s business, results, financial position and liquidity are subject to the risk that the actual impact may differ, possibly materially, from what is currently expected. Statements about the timing and benefits of business initiatives and the achievability of medium and long-term targets and goals are based on the firm’s current expectations regarding our ability to implement these initiatives and achieve these targets and goals and may change, possibly materially, from what is currently expected. Statements about the future state of the firm’s liquidity and regulatory capital ratios, as well as its prospective capital distributions, are subject to the risk that the firm’s actual liquidity, regulatory capital ratios and capital distributions may differ, possibly materially, from what is currently expected. Statements about the firm’s future effective income tax rate are subject to the risk that the firm’s future effective income tax rate may differ from the anticipated rate indicated, possibly materially, due to, among other things, changes in the firm’s earnings mix or profitability, the entities in which the firm generates profits and the assumptions made in forecasting the firm’s expected tax rate, and potential future guidance from the U.S. IRS. Statements about the firm’s investment banking transaction backlog are subject to the risk that transactions may be modified or not completed at all and associated net revenues may not be realized or may be materially less than those currently expected. Important factors that could have such a result include, for underwriting transactions, a decline or weakness in general economic conditions, an outbreak of hostilities, volatility in the securities markets or an adverse development with respect to the issuer of the securities and, for financial advisory transactions, a decline in the securities markets, an inability to obtain adequate financing, an adverse development with respect to a party to the transaction or a failure to obtain a required regulatory approval. 15

Footnotes

Goldman Sachs

1. Annualized return on average common shareholders' equity (ROE) is calculated by dividing annualized net earnings applicable to common shareholders by average monthly common shareholders' equity. Tangible common shareholders' equity is calculated as total shareholders' equity less preferred stock, goodwill and identifiable intangible assets. Annualized return on average tangible common shareholders' equity (ROTE) is calculated by dividing annualized net earnings applicable to common shareholders by average monthly tangible common shareholders' equity. Tangible book value per common share (TBVPS) is calculated by dividing tangible common shareholders' equity by basic shares. Management believes that tangible common shareholders' equity and TBVPS are meaningful because they are measures that the firm and investors use to assess capital adequacy and that ROTE is meaningful because it measures the performance of businesses consistently, whether they were acquired or developed internally. Tangible common shareholders' equity, ROTE and TBVPS are non-GAAP measures and may not be comparable to similar non-GAAP measures used by other companies.

   The table below presents average and ending equity, and a reconciliation of average and ending common shareholders' equity to average and ending tangible common shareholders' equity:

Unaudited, $ in millions	AVERAGE FOR THE THREE MONTHS ENDED MARCH 31, 2020	AS OF MARCH 31, 2020	AS OF DECEMBER 31, 2019	AS OF MARCH 31, 2019
Total shareholders' equity	$ 90,466	$ 92,379	$ 90,265	$ 90,273
Preferred stock	(11,203)	(11,203)	(11,203)	(11,203)
Common shareholders' equity	79,263	81,176	79,062	79,070
Goodwill and identifiable intangible assets	(4,821)	(4,810)	(4,837)	(4,092)
Tangible common shareholders' equity	$ 74,442	$ 76,366	$ 74,225	$ 74,978

2. Dealogic – January 1, 2020 through March 31, 2020.

3. For information about the following items, see the referenced sections in Part II, Item 7 "Management's Discussion and Analysis of Financial Condition and Results of Operations" in the firm's Annual Report on Form 10-K for the year ended December 31, 2019: (i) investment banking transaction backlog – see "Results of Operations – Investment Banking" (ii) assets under supervision – see "Results of Operations – Assets Under Supervision" (iii) efficiency ratio – see "Results of Operations – Operating Expenses" (iv) basic shares – see "Balance Sheet and Funding Sources – Balance Sheet Analysis and Metrics" (v) share repurchase program – see "Equity Capital Management and Regulatory Capital – Equity Capital Management" and (vi) global core liquid assets – see "Risk Management – Liquidity Risk Management."

   For information about risk-based capital ratios and supplementary leverage ratio, see Note 20 "Regulation and Capital Adequacy" in Part II, Item 8 "Financial Statements and Supplementary Data" in the firm's Annual Report on Form 10-K for the year ended December 31, 2019.

4. Represents a preliminary estimate for the first quarter of 2020 and may be revised in the firm's Quarterly Report on Form 10-Q for the period ended March 31, 2020.

5. In the first quarter of 2020, the firm adopted ASU No. 2016-13, "Financial Instruments - Credit Losses (Topic 326) – Measurement of Credit Losses on Financial Instruments," which amends several aspects of the measurement of credit losses on certain financial instruments, including replacing the existing incurred credit loss model and other models with the Current Expected Credit Losses (CECL) model. For further information about ASU No. 2016-13, see Note 3 "Significant Accounting Policies" in Part II, Item 8 "Financial Statements and Supplementary Data" in the firm's Annual Report on Form 10-K for the year ended December 31, 2019.

6. Includes consolidated investment entities reported in "Other assets" in the consolidated balance sheets, substantially all of which related to entities engaged in real estate investment activities. These assets are generally accounted for at historical cost less depreciation.

7. Net inflows in assets under supervision for the third quarter of 2019 included $58 billion of inflows in connection with the acquisitions of both Standard & Poor's Investment Advisory Services (SPIAS) and United Capital Financial Partners, Inc. (United Capital) and for the second quarter of 2019 included $13 billion of inflows in connection with Rocaton Investment Advisors (Rocaton). SPIAS and Rocaton were included in the Asset Management segment and United Capital was included in the Consumer & Wealth Management segment.

16